Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 9, 2019 (this “Fourth Amendment”), is among the following: (i) AstroNova, Inc., a Rhode Island corporation (the “U.S. Borrower” and the existing “Domestic Guarantor”); (ii) ANI APS, a Danish private liability company (the “Danish Borrower”); Trojan Label APS, a Danish private liability company (the “Foreign Guarantor”); and Bank of America, N.A. (the “Lender”). Capitalized terms used but not defined in this Fourth Amendment shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February 28, 2017 (the “Original Credit Agreement”), by and among the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender;

WHEREAS, the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender entered into a Consent under Credit Agreement dated as of May 1, 2017 (the “First Consent”), a First Amendment to Credit Agreement dated as of September 28, 2017 (the “First Amendment”), a Second Amendment to Credit Agreement dated as of November 30, 2017 (the “Second Amendment”), and a Third Amendment to Credit Agreement dated as of April 17, 2018 (the “Third Amendment”; the Original Credit Agreement, as so amended or otherwise modified by the First Consent, the First Amendment, the Second Amendment and the Third Amendment, the “Existing Credit Agreement”);

WHEREAS, the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender wish to amend the Existing Credit Agreement as set forth herein (the Existing Credit Agreement, as so amended, the “Credit Agreement”);

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    Revolving Commitment Increase. Subject to the terms and conditions of the Credit Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein and in the Credit Agreement, the Lender establishes in favor of the U.S. Borrower an increase to the Revolving Commitments (the “Revolving Commitment Increase”) on the Effective Date (as defined below) in the principal amount of $7,500,000, all on the terms and subject to the conditions set forth herein and in the Credit Agreement.

The Revolving Commitment Increase shall constitute part of the aggregate Revolving Commitment under the Credit Agreement, and the existing Revolving Commitment under the Credit Agreement and the Revolving Commitment Increase shall constitute a single commitment, with all revolving loans thereunder having the same terms as the existing Revolving Loans made to the U.S. Borrower prior to the Effective Date, all as described more fully in the Credit Agreement, and in connection therewith shall be subject to all of the terms and provisions of the Credit Agreement and other Loan Documents pertaining thereto. In addition, the Revolving Loans, whether made before, on, or after the Effective Date shall be deemed to constitute a part of the “Obligations” and of the “U.S. Obligations” under the Credit Agreement and shall have all rights, remedies, protections and collateral security accorded the Obligations and the U.S. Obligations under, and subject to the terms, conditions and limitations set forth in, the Credit Agreement and the other Loan Documents.

Section 2.    Amendments to the Credit Agreement.

(a)    The following definitions are hereby amended in Section 1.01 of the Credit Agreement to read in its entirety as follows:

“Consolidated Capital Expenditures” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, all Capital Expenditures but excluding expenditures to the extent made with the proceeds of any Involuntary Disposition used to purchase property that is useful in the business of the Company and its Subsidiaries; provided that, Capital Expenditures of the Company and its Subsidiaries incurred in connection with the implementation of new enterprise resource planning software and systems not to exceed an aggregate amount of $2,500,000, shall be excluded from the definition of “Consolidated Capital Expenditures” for purposes of this Agreement.

“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the U.S. Borrower pursuant to Section 2.01(b) and (b) issue Letters of Credit for the account of the U.S. Borrower pursuant to Section 2.03. The Revolving Commitment for the period from the Closing Date through September 27, 2017 shall be $10,000,000, the Revolving Commitment for the period from September 28, 2017 through the date immediately prior to the Second Amendment Effective Date shall be $15,000,000, the Revolving Commitment for the period from the Second Amendment Effective Date through the date immediately prior to the Fourth Amendment Effective Date shall be $10,000,000, the Revolving Commitment for the period from the Fourth Amendment Effective Date through the date immediately prior to November 1, 2020 shall be $17,500,000, and the Revolving Commitment on and after November 1, 2020 shall be $10,000,000, in each case during the Availability Period.

(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

(i)    “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

(ii)    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(iii)    “Fourth Amendment Effective Date” means December 9, 2019.

(c)    The definition of “Consolidated Fixed Charge Coverage Ratio” is amended by replacing the words “Capital Expenditures” therein with the words “Consolidated Capital Expenditures”.

(d)    Section 2.05(b)(vi) is hereby amended in its entirety to read as follows:

“(vi)    Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time (including without limitation by reason of the decrease of the Revolving Commitment on the Second Amendment Effective Date and on November 1, 2020), the U.S. Borrower shall immediately prepay Revolving Loans (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the U.S. Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi) unless, after the prepayment of the Revolving Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.”

(e)    The following new Section 5.26 is added to the Credit Agreement to read in its entirety as follows:

“5.26 Beneficial Ownership. As of the Fourth Amendment Effective Date , the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

(f)    The following new Section 6.23 is added to read in its entirety as follows:

“6.23 KYC Cooperation. Promptly following any request therefor, provide information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.”

(g)    Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any Fiscal Quarter of the Company (excluding any Fiscal Quarter commencing with the Fiscal Quarter ending November 2, 2019 through and including the Fiscal Quarter ending August 1, 2020) to be less than 1.25 to 1.00; provided that, for any Measurement Period that includes the fiscal quarter ending July 31, 2017, the aggregate amount paid in cash for the Ondis Share Repurchase, up to an aggregate amount not to exceed $12,000,000, shall not be included in the amount of Restricted Payments deducted from Consolidated EBITDA in the numerator of the definition of Consolidated Fixed Charge Coverage Ratio for purposes of calculating such Consolidated Fixed Charge Coverage Ratio.”

(h)    The following new Section 7.11(c) is added to read in its entirety as follows:

“(c)    Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period ending as of the end of any Fiscal Quarter ending January 31, 2020, May 2, 2020 or August 1, 2020 to be less than $9,500,000.”

(i)    Schedule 1.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 1.01(c) attached hereto as Exhibit A.

Section 3.    Conditions to Effectiveness.

This Fourth Amendment shall become effective on the first Business Day on which the following conditions are satisfied (the “Effective Date”):

(a)    the Lender’s receipt of the properly executed Fourth Amendment, which shall be an original or facsimile or electronic copy (followed promptly by an original) unless otherwise specified;

(b)    an opinion of Foley Hoag LLP, as counsel for the U.S. Borrower, in form and substance reasonably satisfactory to the Lender;

(c)    subject to Section 4 below, a certificate executed by a Responsible Officer of each of AstroNova, Inc., as U.S. Borrower and Domestic Guarantor, ANI APS, as Danish Borrower, and Trojan Label APS, as Foreign Guarantor, dated as of the date of this Fourth Amendment (A) certifying the

Organizational Documents of each Loan Party (as of a recent date or as of the Closing Date with no change thereafter), and (B) certifying and attaching resolutions adopted by each of such Loan Parties approving and authorizing the execution, delivery and performance of the Fourth Amendment;

(d)    all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges of a single counsel to the Lender) incurred in connection with the transactions contemplated hereby shall have been paid in full;

(e)    after giving effect to this Fourth Amendment, no Default or Event of Default shall exist;

(f)    the Lender shall have received, in form and substance satisfactory to the Lender (i) as to the U.S. Borrower (A) searches of UCC filings in the jurisdiction of incorporation of the U.S. Borrower and each jurisdiction where a filing would need to be made in order to perfect the Lender’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches; and (ii) searches of ownership of Intellectual Property in the United States Patent and Trademark Office, the United States Copyright Office; and

(g)    the Lender shall have received in form and substance satisfactory to the Lender, the transcript from the Danish Business Authority for the Danish Borrower and Foreign Guarantor.

Section 4.    Post-Closing Covenant. Within 10 days of the Effective Date, the Lender shall have received a copy of the articles of association for Trojan Label APS.

Section 5.    Representations and Warranties. Each of the Loan Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment.

(b)    This Fourth Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Fourth Amendment.

(d)    After giving effect to this Fourth Amendment, the representations and warranties set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of this Fourth Amendment; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) without duplication of materiality qualifiers as of such date or such earlier date, as applicable.

(e)    After giving effect to this Fourth Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

Section 6.    Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby ratifies the Credit Agreement and expressly acknowledges the terms of this Fourth Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Fourth Amendment and the transactions contemplated hereby and thereby, and agrees it is bound by all terms of the Credit Agreement applicable to it and agrees to observe and fully perform its respective Obligations. (ii) its respective guarantee, if any, pursuant to Article IX of the Credit Agreement and (iii) in the case of the U.S. Borrower, its grant of Liens on the Collateral to secure its Secured Obligations pursuant to the Collateral Documents.

Section 7.    Other. This Fourth Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed (a) that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Fourth Amendment and (b) that this Fourth Amendment is a Loan Document.

Section 8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE JURISDICTION, SERVICE OF PROCESS AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTIONS 10.13 AND 10.14 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS FOURTH AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

Section 9.    Severability. Any term or provision of this Fourth Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Fourth Amendment or affecting the validity or enforceability of any of the terms or provisions of this Fourth Amendment in any other jurisdiction. If any provision of this Fourth Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 10.    Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment and shall be followed by such manually executed counterpart.

Section 11.    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of Lender, as is necessary to carry out the intent of this Fourth Amendment.

Section 12.    No Actions, Claims, etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Existing Credit Agreement on or prior to the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF the parties hereto have caused this Fourth Amendment to be duly executed under seal on the date first above written.

U.S. BORROWER AND DOMESTIC GUARANTOR:	ASTRONOVA, INC.

	By:	/s/ David S. Smith
Name: David S. Smith Title: Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment]

DANISH BORROWER:	ANI APS

	By:	/s/ Gregory A. Woods
Name: Gregory A. Woods Title: Chief Executive Officer and Chairman of the Board

[Signature Page to Fourth Amendment]

FOREIGN GUARANTOR:	TROJAN LABEL APS

	By:	/s/ Gregory A. Woods
Name: Gregory A. Woods Title: Chief Executive Officer and Chairman of the Board

[Signature Page to Fourth Amendment]

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Nicholas Storti
Name: Nicholas Storti Title: Senior Vice President

[Signature Page to Fourth Amendment]

Exhibit A

Schedule 1.01(c)

Fiscal Quarters

Fiscal Year 2018
Fiscal Quarter 1	February 1, 2017 – April 29, 2017
Fiscal Quarter 2	April 30, 2017 – July 29, 2017
Fiscal Quarter 3	July 30, 2017 – October 28, 2017
Fiscal Quarter 4	October 29, 2017 – January 31, 2018

Fiscal Year 2019
Fiscal Quarter 1	February 1, 2018 – April 29, 2018
Fiscal Quarter 2	April 30, 2018 – July 28, 2018
Fiscal Quarter 3	July 29, 2018 – October 26, 2018
Fiscal Quarter 4	October 27, 2018 – January 31, 2019

Fiscal Year 2020
Fiscal Quarter 1	February 1, 2019 – April 29, 2019
Fiscal Quarter 2	April 30, 2019 – July 29, 2019
Fiscal Quarter 3	July 30, 2019 – November 2, 2019
Fiscal Quarter 4	November 3, 2019 – January 31, 2020

Fiscal Year 2021
Fiscal Quarter 1	February 1, 2020 – May 2, 2020
Fiscal Quarter 2	May 3, 2020 – August 1, 2020
Fiscal Quarter 3	August 2, 2020 – October 31, 2020
Fiscal Quarter 4	November 1, 2020 – January 31, 2021

Fiscal Year 2022
Fiscal Quarter 1	February 1, 2021 – May 1, 2021
Fiscal Quarter 2	May 2, 2021 – July 31, 2021
Fiscal Quarter 3	August 1, 2021 – October 30, 2021
Fiscal Quarter 4	October 31, 2021 – January 31, 2022